FIRST CHARTER CORPORATION                                             Exhibit 11
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                              For the Six Months Ended
                                                                June 30,        June 30,
                                                                 1995            1994


 NET INCOME PER SHARE COMPUTED AS FOLLOWS:
 PRIMARY:
 1.  Net income  . . . . . . . . . . . . . . . . . . . .    $    3,003,122  $   2,475,428
 2.  Weighted average common shares outstanding  . . . .         4,633,094      4,667,808
 3.  Incremental shares under stock options

       computed under the treasury stock method
       using the average market price of issuer's
       stock during the periods  . . . . . . . . . . . .            50,740         37,172
 4.  Weighted average common shares and common
       equivalent shares outstanding   . . . . . . . . .         4,683,834      4,704,980
 5.  Net income per share  . . . . . . . . . . . . . . .    $         0.64  $        0.53
       (Item 1 Divided by Item 4)


 FULLY DILUTED:
 1.  Net income  . . . . . . . . . . . . . . . . . . . .    $    3,003,122  $   2,475,428
 2.  Weighted average common shares outstanding  . . . .         4,633,094      4,667,808
 3.  Incremental shares under stock options
       computed under the treasury stock method

       using the higher of the average or ending
       market price of issuer's stock at the end
       of the periods  . . . . . . . . . . . . . . . . .            64,338         47,189
 4.  Weighted average common shares and common
       equivalent shares outstanding   . . . . . . . . .         4,697,432      4,714,997
 5.  Net income per share  . . . . . . . . . . . . . . .    $         0.64  $        0.53

       (Item 1 Divided by Item 4)


 All per share data has been retroactively adjusted to reflect a stock split effected in the form of a 33 1/3% stock dividend declared in the fourth quarter of 1994.

FIRST CHARTER CORPORATION                                             Exhibit 11
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS                 (Continued)

                                                             For the Three Months Ended
                                                               June 30,        June 30,
                                                                 1995            1994


 NET INCOME PER SHARE COMPUTED AS FOLLOWS:
 PRIMARY:
 1.  Net income  . . . . . . . . . . . . . . . . . . . .    $    1,460,051  $   1,314,679
 2.  Weighted average common shares outstanding  . . . .         4,631,764      4,655,232
 3.  Incremental shares under stock options

       computed under the treasury stock method
       using the average market price of issuer's
       stock during the periods  . . . . . . . . . . . .            53,125         39,929
 4.  Weighted average common shares and common
       equivalent shares outstanding   . . . . . . . . .         4,684,889      4,695,161
 5.  Net income per share  . . . . . . . . . . . . . . .    $         0.31  $        0.28
       (Item 1 Divided by Item 4)


 FULLY DILUTED:
 1.  Net income  . . . . . . . . . . . . . . . . . . . .    $    1,460,051  $   1,314,679
 2.  Weighted average common shares outstanding  . . . .         4,631,764      4,655,232
 3.  Incremental shares under stock options
       computed under the treasury stock method
       using the higher of the average or ending
       market price of issuer's stock at the end
       of the periods  . . . . . . . . . . . . . . . . .            61,951         46,787
 4.  Weighted average common shares and common
       equivalent shares outstanding   . . . . . . . . .         4,693,715      4,702,019
 5.  Net income per share  . . . . . . . . . . . . . . .    $         0.31  $        0.28

       (Item 1 Divided by Item 4)


 All per share data has been retroactively adjusted to reflect a stock split effected in the form of a 33 1/3% stock dividend declared in the fourth quarter of 1994.